Chanticleer Holdings Reports Third Quarter and Year to Date 2018 Operating Results

Little Big Burger Expansion Continues with Seattle, Portland, Charlotte Openings Accelerating.

CHARLOTTE, NC – November 13, 2018 -- Chanticleer Holdings, Inc. (NASDAQ: BURG) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the period ended September 30, 2018.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “We continue to make measurable progress towards our goals of driving the growth of our better burger brands footprint. During the quarter, we opened three units that will contribute to our financial results going forward. We expect to open five additional Little Big Burgers in Q4 which will result in our 2018 store count approximately doubling, just as previously projected.”

Pruitt continued, “On the heels of recent store growth, we recently announced the addition of Fred Glick as our new President. Fred is a proven and well-regarded operator who chose to join our team leaving a coveted job with a great company after seeing a compelling opportunity to be a part of our future. We fully expect him to add significant value to our team and we’re excited to have him. With an already solid and strengthening foundation, together we look forward to focusing on accelerating growth while maximizing profitability. Our collective goals include further strengthening our brands through more new store openings and driving both topline and same store sales throughout the balance of 2018 and beyond.”

Third Quarter and Nine Month YTD 2018 Highlights

●	Total company revenue was $30.5 million for the first nine months and $10.1 million for the third quarter, a decrease of 2.7% and 5.8% from the prior year with the decrease largely due to the closure of underperforming locations.

●	Revenue increased 6.9% for the first nine months and 3.2%.for the third quarter when adjusted to exclude closed locations.

●	Third quarter revenues and operating results were negatively impacted by the effects of two hurricanes and increased rainy weather days which decreased store opening days and traffic during the month of September. The Company estimates that the third quarter restaurant revenue was negatively impacted approximately $48 thousand.

●	Net loss and EBITDA metrics improved on a year-to-date basis:

●	Non-Gaap Restaurant EBITDA increased 7.0% to $3.2 million for first nine months and 5.7% to $0.9 million for the third quarter.

●	Non-Gaap Adjusted EBITDA increased to $166 thousand for the first nine months and decreased to $(35) thousand for the third quarter.

●	Net loss attributable to Common Shareholders improved 14.4% to $4.7 million for the first nine months and 27.2% to $1.3 million for the third quarter.

●	Net loss per common share improved 44.1% to $(1.35) for the first nine months and 50.8% to $(0.34) for the third quarter.

●	Completed a $1.4 million equity financing providing working capital for new store construction projects in May 2018.

●	Entered into Little Big Burger store partnership with NASCAR superstar Denny Hamlin.

●	Celebrated BGR 10-year anniversary

●	Opened 5 new franchise locations (2 LBB San Diego, LBB Austin, BGR Bloomfield & BGR Reston), 2 Company locations (LBB Multnomah Village & BGR Catholic University) and acquired 1 franchise location (BGR Annapolis).

●	Subsequent to Q3, opened 2 new Company locations (Wallingford, Seattle & Magnolia Plaza, Charlotte), with 4 additional new LBB’s underway.

○	LBB store count to approximately double in 2018.

●	Little Big Burger voted Best Burger in Charlotte by Creative Loafing - October 2018

●	Industry veteran Fred Glick named President

Conference Call

The Company will host a conference call on Tuesday November 13, 2018 at 4:30 PM Eastern Time /1:30 PM PT, which can be accessed by calling:

U.S.: (877) 876-9176

International: (785) 424-1669

In addition, the call can be accessed at https://www.chanticleerholdings.com/investor-relations/

A replay will be available until Thursday, December 13, 2018 by dialing (844) 512-2921 in the U.S. and Canada and (412) 317-6671 internationally and entering the pin number: 132116.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses.

In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer Holdings Form 10-Q to be filed with the SEC on or about November 14, 2018, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (BURG), owns, operates and franchises fast casual and full-service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Investor Relations

Jason Assad

678-570-6791

Ja@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$1,091,519	$272,976
Restricted cash	6,085	165,517
Accounts and other receivables, net	365,030	475,988
Inventories	407,611	460,756
Prepaid expenses and other current assets	316,835	324,324
Assets held for sale, net	-	100,000
TOTAL CURRENT ASSETS	2,187,080	1,799,561
Property and equipment, net	9,532,367	8,548,592
Goodwill	11,334,910	12,647,806
Intangible assets, net	5,462,733	5,896,732
Investment, at cost	800,000	800,000
Deposits and other assets	449,310	490,328
TOTAL ASSETS	$29,766,400	$30,183,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,110,982	$5,797,252
Current maturities of long-term debt and notes payable net of unamortized discount and deferred financing costs of $293,347 and $1,173,190, respectively	6,333,132	5,741,911
Current maturities of convertible notes payable	3,000,000	3,000,000
Due to related parties	191,226	191,850
TOTAL CURRENT LIABILITIES	16,635,340	14,731,013
Convertible notes payable, net of unamortized debt premium of $0 and $12,256, respectively	-	212,256
Redeemable preferred stock: no par value;authorized 5,000,000 shares; 62,876 shares issued and outstanding, net of unamortized discount of $182,610 and $208,697, respectively	666,216	640,129
Deferred rent	2,102,071	2,156,378
Deferred tax liabilities	-	779,359
Deferred revenue	1,195,216	175,000
TOTAL LIABILITIES	20,598,843	18,694,135
Commitments and contingencies
Stockholders’ equity:
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 3,706,563 and 3,045,809 shares, respectively	372	305
Additional paid-in capital	63,217,471	60,750,330
Accumulated other comprehensive loss	(140,678)	(934,901)
Accumulated deficit	(54,831,438)	(49,109,303)
Total Chanticleer Holdings, Inc. Stockholders’ Equity	8,245,727	10,706,431
Non-Controlling Interests	921,830	782,453
TOTAL STOCKHOLDERS’ EQUITY	9,167,557	11,488,884
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,766,400	$30,183,019

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenue:
Restaurant sales, net	$9,848,302	$10,479,274	$29,802,969	$30,657,215
Gaming income, net	111,301	115,267	285,578	328,855
Management fee income	24,999	24,999	74,997	74,982
Franchise income	113,798	105,823	330,295	289,626
Total revenue	10,098,400	10,725,363	30,493,839	31,350,678
Expenses:
Restaurant cost of sales	3,259,223	3,605,213	9,912,091	10,376,160
Restaurant operating expenses	5,781,284	6,119,561	17,008,047	17,649,532
Restaurant pre-opening and closing expenses	113,000	34,349	312,652	139,545
General and administrative expenses	1,092,529	952,959	3,407,612	3,413,001
Asset impairment charge	-	838,928	1,731,267	1,472,890
Depreciation and amortization	523,680	572,798	1,594,673	1,768,837
Total operating expenses	10,769,716	12,123,808	33,966,342	34,819,965
Operating loss	(671,316)	(1,398,445)	(3,472,503)	(3,469,287)
Other (expense) income
Interest expense	(630,223)	(462,870)	(1,895,162)	(1,946,712)
Loss on debt refinancing	-	-	-	(95,310)
Other income (expense)	(223,439)	37,838	(217,949)	50,050
Total other expense	(853,662)	(425,032)	(2,113,111)	(1,991,972)
Loss from continuing operations before income taxes	(1,524,978)	(1,823,477)	(5,585,614)	(5,461,259)
Income tax benefit (expense)	206,366	(56,070)	779,361	(169,398)
Consolidated net loss	(1,318,612)	(1,879,547)	(4,806,253)	(5,630,657)
Less net loss attributable to non-controlling interest:	80,737	168,772	210,484	245,943
Net loss attributable to Chanticleer Holdings, Inc.	$(1,237,875)	$(1,710,775)	$(4,595,769)	$(5,384,714)
Dividends on redeemable preferred stock	(28,219)	(28,219)	(84,020)	(79,988)
Net loss attributable to common shareholders of Chanticleer Holdings, Inc.	$(1,266,094)	$(1,738,994)	$(4,679,789)	$(5,464,702)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.34)	$(0.70)	$(1.35)	$(2.42)
Weighted average shares outstanding, basic and diluted	3,704,800	2,501,534	3,457,145	2,258,013

Chanticleer Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net loss	$(4,806,253)	$(5,630,657)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,594,673	1,768,837
Loss on extinguishment of debt	-	95,310
Asset impairment charge	1,731,267	1,472,890
Loss on investments	45,932	-
Common stock and warrants issued for services	129,767	217,816
Amortization of debt discount	893,873	501,126
Change in assets and liabilities:
Accounts and other receivables	114,007	249,255
Prepaid and other assets	2,767	50,667
Inventory	72,802	23,872
Accounts payable and accrued liabilities	1,346,910	1,048,468
Related party payables	(624)	-
Deferred revenue	(22,130)	-
Deferred income taxes	(779,359)	105,729
Deferred rent	(54,307)	109,219
Net cash provided by operating activities	269,325	12,532

Cash flows from investing activities:
Purchase of property and equipment	(1,698,747)	(1,323,066)
Cash paid for acquisitions, net of cash acquired	(30,000)	-
Net cash used in investing activities	(1,728,747)	(1,323,066)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	1,687,184	-
Proceeds from sale of preferred stock	-	591,651
Payments related to sale of preferred stock	-	(243,480)
Loan proceeds	-	6,594,535
Payment of deferred financing costs	-	(293,294)
Loan repayments	(270,579)	(5,706,774)
Capital lease payments	-	(20,916)
Distributions to non-controlling interest	(101,163)	-
Contributions of non-controlling interest	800,000	675,000
Net cash provided by financing activities	2,115,442	1,596,722
Effect of exchange rate changes on cash	3,091	(8,440)
Net increase in cash and restricted cash	659,111	277,748
Cash and restricted cash, beginning of period	438,493	268,575
Cash and restricted cash, end of period	$1,097,604	$546,323

Chanticleer Holdings, Inc. and Subsidiaries

Reconciliation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Consolidated net loss	$(1,318,612)	$(1,879,547)	$(4,806,253)	$(5,630,657)
Interest expense	630,223	462,870	1,895,162	1,946,712
Income tax	(206,366)	56,070	(779,361)	169,398
Depreciation and amortization	523,680	572,798	1,594,673	1,768,837
EBITDA	$(371,075)	$(787,809)	$(2,095,779)	$(1,745,710)
Restaurant pre-opening and closing expenses	113,000	34,349	312,652	139,545
Loss on debt refinancing	-	-	-	95,310
Asset impairment charge	-	838,928	1,731,267	1,472,890
Transaction and severance related expenses	-	-		214,905
Other income (expense)	223,439	(37,838)	217,949	(50,050)
Adjusted EBITDA	$(34,636)	$47,630	$166,089	$126,890
General and administrative expenses	1,092,529	952,959	3,407,612	3,198,096
Franchise revenues	(113,798)	(105,823)	(330,295)	(289,626)
Management fee revenue	(24,999)	(24,999)	(74,997)	(74,982)
Restaurant EBITDA	$919,096	$869,767	$3,168,409	$2,960,378